EXHIBIT 99.1

PhytoMedical Partners with Renowned Specialty Laboratory to Develop an IV Formulation For Its Successfully Tested Anti-Cancer Compound for Glioblastoma

LATITUDE Pharmaceuticals, Inc. is a leading provider of cutting edge drug formulation services and technologies to the pharmaceutical and biotech industries

Princeton, NJ – August 5, 2009 – PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6), today announced their partnership with LATITUDE Pharmaceuticals, Inc. to develop an IV Formulation for its lead anti cancer compound for glioblastoma. LATITUDE Pharmaceuticals, Inc. is a widely recognized expert in the area of drug formulations and delivery systems. “Given LATITUDE’s successful track record in formulation development, we are extremely pleased to have partnered with such an innovative group of experts,” commented PhytoMedical, President, CEO, Greg Wujek. “The development and subsequent testing of the IV Formulation are key components in PhytoMedical’s quest to provide physicians and their patients with an effective treatment option for this most difficult to treat and often deadly form of brain cancer.”

“We are very happy to be chosen by PhytoMedical for this assignment because of our previous successes,” noted LATITUDE’s president, Dr. Andrew Chen. “Having the right formulation is instrumental to cost-effective, efficient, and expedient drug development. We look forward to contributing to the success of PhytoMedical’s exciting compound.”

Nearly two years ago PhytoMedical began the testing of several different anti cancer compounds which are based on the science of bis-intercalation, the process by which the anti-cancer compounds bind to the DNA of a cancer cell, disallowing replication and resulting in cell death. In a February press release outlining the results of a crucial in vivo efficacy and toxicity evaluation, it was announced that the Company’s patented anti-cancer compound proved to be the least toxic yet extremely effective in controlling the growth of SF295 human glioblastoma xenografts.

In all cases where specimens were treated for human glioblastoma brain cancer using PhytoMedical’s patented compound, researchers reported: a significant reduction in tumor size; prolonged lifespan of 46%-plus for the treated group versus the control group; notable enhanced chemotherapeutic effect of the compound; and even an observation of “tumor cured” in one of the specimens that had been carrying the deadly glioblastoma cancer.

“We look forward to working with the LATITUDE team and the evolvement of their role in assisting us with furthering the development our key anti cancer compound” stated Mr. Wujek.

About LATITUDE Pharmaceuticals, Inc.

LPI is a contract research organization and drug delivery company that provides innovative, leading-edge drug formulation services and technologies to the biotech and pharmaceutical industries. The company is recognized for its many successes in formulating insoluble drugs and for developing innovative approaches and intellectual property for its clients. For additional information, please visit www.latitudepharma.com

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

For additional information, please visit www.PhytoMedical.com

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